McNab COMMERCE CENTER ASSOCIATES
                       2005 Cypress Creek Road, Suite 210
                            Ft. Lauderdale, FL 33309


December 15, 1998



Stuart Streger, Vice President/CFO
Technical Chemicals and Products, Inc.
3341 S.W. 15 Street
Pompano Beach, FL 33069

RE: 3341-3361 S.W. 15 Street, Pompano Beach, FL 33069

Dear Mr. Streger:

This letter is to confirm our understanding as follows:

     1. We agree that the term of the Original Lease dated October 14, 1992 and amended on April 10, 1996 and June 10, 1996 for the above referenced premises is hereby extended until October 31, 2003.

     2. You are hereby extending your current lease through October 31, 2003 with one three-year option to further extend the lease at the same terms and conditions as in the current lease.

     3. You will notify us by October 31, 2002 if you intend to vacate by October 31, 2003. In the event that no notification is given, then, in that event, it will be considered that the option to extend is exercised.

We further agree that you will lease an additional 5,140 square foot space adjoining the referenced space beginning January 1, 1999. Address 3285 S.W. 15 Street, Pompano Beach, FL. Rent due for the additional space will be pro-rated from the date of availability by TCPI.

The initial monthly base rent for the combined spaces, which you are now leasing, will be: Rent $17,933.46 plus your share of the additional rent and plus applicable taxes.

Your share of the additional rent shall be computed on 82% of the total expenses for the entire building.

In the event that we are unable to deliver possession of the space for any reason whatsoever, the rental reserved to be paid herein for the space shall be abated pending the making of the space available. The validity or terms of the lease shall not be affected by such an event.

You agree to accept the space in as-is condition, subject to a walk thru after the current tenant leaves the space within three business days. Only substantial changes from the walk thru, which occured on 12/16/98, will be addressed.

                                                      cont'd.

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TCPI
Stuart Streger
Lease Terms
Page 2 of 2


All other terms and conditions of the lease apply to this space as well as all terms and conditions of the lease remaining in full force and effect for the referenced space.

Please indicate your acceptance in the space provided below.

Very truly yours,

Mc NAB COMMERCE CENTER
ASSOCIATES


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WITNESSED:


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AGREED AND ACCEPTED:

TECHNICAL CHEMICALS AND PRODUCTS, INC.


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     Date:
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WITNESSED:


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